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                                                                    EXHIBIT 10.9

                                 LEASE AGREEMENT

                         MEYER WAREHOUSE, LLC, LANDLORD

                                       AND

                           CITI TRENDS, INC., TENANT

                                      INDEX

1.    Leased Premises
2.    Term of Lease and Rent
3.    Operating Expenses and Taxes
4.    Triple Net Lease
5.    Option to Renew
6.    General Agreement Between Landlord and Tenant
7.    Failure of Landlord to Maintain Premises
8.    Alterations and Additions
9.    Liens
10.   Insurance
11.   Waiver of Subrogation
12.   Hold Harmless
13.   Replacement of Building
14.   Condemnation of Premises
15.   Entry by Landlord
16.   Assignment and Subletting
17.   Holding Over
18.   Default
19.   Quiet Enjoyment
20.   As-is
21.   Estoppel Certificate
22.   Subordination
23.   Notices
24.   Authority of Parties
25.   Leasing Commission or Brokerage Fees
26.   Late Charges
27.   Interest on Past-Due Obligations
28.   Rules and Regulations
29.   Security Measures
30.   Tenant's Responsibility Regarding Hazardous Substances
31.   Easements and Covenants
32.   Landlord's Liability
33.   Fair Dealing; Consents; Assignment
34.   Purchase Option
35.   General Provisions

Exhibit A   Legal Description
Exhibit B   Site Plan
Exhibit C   Rules and Regulations
Exhibit D   Easements and Covenants
Exhibit E   Lien Waiver

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                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT ("Lease") is made and entered into this 30th day of September 2004, by and between MEYER WAREHOUSE LLC, a Georgia limited liability company (the "Landlord"), and Citi Trends, Inc., a Delaware corporation ("Tenant"). This Lease supersedes and replaces all negotiations and other agreements between the parties. Tenant has submitted to Landlord a signed financial statement demonstrating its net worth and showing an ability to perform.

      1. LEASED PREMISES. In consideration of the payment of the rent and the performance of the agreements of Tenant hereinafter set forth, Landlord does hereby lease unto Tenant and Tenant does hereby lease from Landlord the real property and improvements, situate in the County of Chatham, and State of Georgia, described on Exhibit A (the "Premises"), including a building encompassing approximately Seventy-One Thousand Eight Hundred Seventy-Five (71,875) gross square feet (the "Building"), as shown on the drawing attached as Exhibit B. The Building is numbered as 104 Coleman Boulevard, Savannah, Georgia 31408.

      Tenant is accepting the Premises "as-is." Tenant will return the trash compactor to Southern Paper Recovery (or make arrangements to keep the compactor and have it removed before the Premises are restored).

      2. TERM OF LEASE AND RENT.

            a. TERM. The initial term of this Lease shall be for two (2) years, commencing on October 1, 2004 (the "Commencement Date") and terminating on the last day of September, 2006.

            b. ANNUAL BASE RENT. The Annual Base Rent for each full year of the Term of this Lease shall be payable in lawful money of the United States and shall be the sum of Two Hundred Fifteen Thousand Dollars ($215,000) payable in advance in monthly installments of Seventeen Thousand Nine Hundred Sixteen and 67/100 Dollars ($17,916.67) per month. The Annual Base Rent is not calculated on a per-square-foot basis and shall not be adjusted regardless of the actual square footage of the Building or the Premises except as may elsewhere be provided for in this Lease.

            c. OPERATING EXPENSE RENT. This is a triple-net lease. Subject to the provision below concerning expenses on parking lots, roof and structure in excess of $10,000, in addition to the payment of Annual Base Rent, Tenant shall pay any and all property and maintenance costs and all operating expenses, taxes, and insurance attributable to the Premises ("Operating Expense Rent"), whether directly under Section 3 or under
      Section 4 or by reimbursing Landlord or some combination thereof.

            d. PAYMENT OF RENT. Any and all Annual Base Rent and the amount of the Operating Expense Rent, if any, paid directly to Landlord (collectively "Rent") shall be paid in advance on or before the first day of each calendar month during said term at the office of Landlord at 211 East York Street, Savannah, Georgia 31401, or at such other place as Landlord may designate from time to time in writing. In the event rent due under this Lease shall commence (or end) on any day other than the first (or last) day of a calendar month, the rental payments for the partial month shall be prorated to reflect the actual number of days the Premises were under lease.

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      3. OPERATING EXPENSES AND TAXES.

            a. The term "Operating Expenses and Taxes" means the sum of:

                  (1) All operating expenses of any kind or nature with respect to the Premises and shall include, but not be limited to, the following costs:

                        (a) building supplies;

                        (b) utility costs incurred in connection with all energy
                  sources for the Building, such as natural gas and electricity;

                        (c) water and sewer service;

                        (d) janitorial services required by the Lease;

                        (e) general maintenance of the Premises, including but
                  not limited to the interior, the exterior, the roof, and the heating, electrical, and air conditioning systems of the Building, but excluding repairs of the parking lot, roof and structure beyond $10,000 per occurrence;

                        (f) landscaping and maintenance of the Premises;

                        (g) maintenance, repair, replacement, and striping of
                  all parking areas, subject to the limitation contained in (e);

                        (h) fire and extended coverage, public liability
                  insurance, "all risk" insurance, rental value insurance covering a period of twelve (12) months, and all other insurance required to be obtained by the Lease;

                        (i) labor costs incurred in the operation and
                  maintenance of the Premises, including wages and other payments, costs to Landlord for workmen's compensation and disability insurance, payroll taxes, and reasonable fringe benefits;

                        (j) legal, accounting, inspection, and consultation fees
                  reasonably and necessarily incurred in connection with any breach of this Lease if Landlord is the prevailing party;

                        (k) expenditures necessary to comply with ADA and any
                  other laws, rules, regulations, or orders of any governmental authority having jurisdiction and expenditures solely of an energy conservation, security, or handicapped access nature required by any laws, rules, regulations, or orders of any governmental authority having jurisdiction.

                  (2) All taxes and assessments of any kind or nature against the Premises, including but not limited to:

                        (a) any form of assessment, special assessment, license
                  fee, license tax, business license fee, business license tax, commercial rental tax, levy, charge, penalty, or other tax imposed by any authority having the direct

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                  power to tax, including any city, county, state, or federal government, or any school, agricultural, lighting, water, drainage, or other municipal, improvement, or special district, against the Building, the Premises, or any legal or equitable interest of Landlord therein but excluding Landlord's income tax; and

                        (b) any assessment, tax, fee, levy or charge in
                  substitution, partially or totally, of or in addition to any assessment, tax, fee, levy, or charge which may be imposed by governmental agencies for such services as fire protection; street, sidewalk, and road maintenance; refuse removal; and for other governmental services.

                  (3) Operating Expenses and Taxes shall not include:

                        (a) depreciation and amortization of Landlord;

                        (b) interest and principal payments on mortgages and
                  other debt, financing and refinancing costs, if any, of Landlord;

                        (c) any leasing or brokerage commission or compensation,
                  including any advertising or promotional expense (except in the event of a breach);

                        (d) repair expenses of the parking lots, roof, or
                  structural that are in excess of $10,000 per occurrence. (For parking lot repairs, the only expenses for which Landlord shall be liable are expenses in excess of $10,000 for each occurrence to repair the parking lot to the condition it is now; Landlord shall not be responsible for any upgrades.)

                        (e) payments to any affiliate of Landlord for goods or
                  services in excess of "market" costs;

                        (f) Landlord's federal, state, or local income tax; and

                        (g) Landlord's executive salaries and bonuses.

                  (4) "Operating Cost Year" means the twelve- (12) month period beginning on the Commencement Date of this Lease and any twelve-
            (12) month period thereafter.

            b. Any Operating Expense Rent payable by Tenant shall be payable as follows, unless otherwise provided: During the term hereof, Tenant shall pay to Landlord monthly in advance and every month thereafter during the initial term one-twelfth (1/12th) of the estimated amount of such Operating Expense Rent as determined by Landlord (and, if possible, based on the actual expenses for the preceding twelve- (12) month period). Such initial budget may be adjusted at the end of each twelve- (12) month period by Landlord, based on actual and expected increases; and Tenant shall pay installments of Operating Expense Rent according to such estimate or any adjustment thereof. In the event such estimated Operating Expense Rent exceeds the actual Operating Expense, Landlord shall credit Tenant for any excess payment within thirty (30) days of the end of each twelve- (12) month period. In the event such estimated Operating Expense Rent is less than the actual Operating Expense, Tenant shall pay the difference to Landlord promptly within thirty (30) days of demand therefor.

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            c. Landlord shall maintain books of account, which shall be open during normal business hours to Tenant and its representatives for audit and inspection for one (1) year after billing for Operating Expense Rent so that Tenant can determine that such Operating Expense costs have, in fact, been paid or incurred and are within the definition of Operating Expenses. Tenant shall give Landlord at least thirty (30) days' notice of such inspection. Tenant shall pay the costs of such audit and any of Landlord's out-of-pocket expenses associated therewith.

            d. Even though the Lease has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's share of actual Operating Expense for the previous twelve- (12) month period, Tenant shall, within thirty (30) days after receipt of written demand therefore together with reasonably detailed support for the charges, pay any increase due over the estimated amount previously paid and, conversely, any overpayment made shall be rebated by Landlord to Tenant within thirty
      (30) days after Landlord has determined the amount of Operating Expense has exceeded costs incurred. Failure of Landlord or Tenant to submit statements as called for herein shall not be deemed to be a waiver of Tenant's and/or Landlord's requirement to pay sums as herein provided, unless Landlord fails to submit a final invoice within one (1) year after the Lease terminates or Tenant fails to request a final invoice within one
      (1) year after the Lease terminates.

            e. Notwithstanding subsections (b), (c), and (d) above, Tenant shall arrange for and perform all maintenance and repairs and other items that would constitute operating expenses hereunder (except for payment of real estate taxes and Landlord's insurance). Notwithstanding the foregoing, Tenant shall pay in advance to Landlord monthly one-twelfth (1/12) of the taxes.

            f. Tenant shall pay upon execution hereof and yearly thereafter to Landlord an amount equal to one (1) year's payment of the insurance Landlord may maintain under Section 10 below or elsewhere.

      4. TRIPLE NET LEASE.

      It is the purpose and intent of Landlord and Tenant that this Lease be a triple net Lease.

            a. Notwithstanding anything to the contrary anywhere hereunder, including in Sections 2, 3, 4, and 6, Tenant shall be responsible, at its sole cost and expense, for the entire and full maintenance, repair, and upkeep of the Premises and the Building and for the maintenance, repairs, replacements, and matters, including but not limited to those described in said sections and elsewhere; provided, however, Tenant shall not be responsible for repairs to parking lot, roof, or structure more than $10,000 per occurrence. (For parking lot repairs, the only expenses for which Landlord shall be liable are expenses in excess of $10,000 for each occurrence to repair the parking lot to the condition it is now. Landlord shall not be responsible for upgrades.) Tenant shall keep the Property, Premises, Building, grounds, and parking lot in good working order and repair and shall fix or replace all items which are broken. Tenant shall comply with all laws, rules, regulations, codes, and ordinances, at its expense. Landlord and its agents shall be entitled to periodically enter the Premises for the reason of inspection and to observe whether the Tenant is properly maintaining the Premises. Landlord shall be under no duty to inspect. If Landlord does inspect, such inspection shall not be a waiver of any right of Landlord or duty of Tenant. If after inspection of the Premises by Landlord, Landlord makes a good-faith determination that the maintenance is inadequate, Landlord shall notify Tenant in writing of such determination. In the event Tenant fails to correct such situation within thirty (30) days of receipt of such

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      notice or if the nature of the situation is such that it cannot reasonably be corrected within a period of thirty (30) days and work thereon has not been initiated and diligently pursued to completion, Landlord shall have the right to declare a default; and Landlord shall also have the right to elect to perform and assume the maintenance and repair of the Premises and to perform the obligations set forth in Sections 2,3,4, and 6 hereof, all at Tenant's expense. In either event, the provisions of Sections 2,3,4, and 6.b. relating to maintenance shall apply.

            b. Under Sections 3.e. and 4.a. above, Tenant shall be responsible for and shall provide all service, maintenance, repair, and replacement to the Premises except those repairs or replacements excluded in Section 3a, including but not limited to that required under the definition of Operating Expenses, including (without limitation) mechanical systems, lighting, roof, utilities, roads, parking, landscaping, and grounds. Such activities shall be at least consistent with the standard of service for similar buildings. If Tenant does not comply, Landlord, at its option thereafter, may provide all of such service, at Tenant's expense.

            c. In connection with any repair where Tenant asks for reimbursement, Tenant will notify Landlord at least twenty (20) days prior to initiating the repair and provide copies of the bids and detailed information on the repair at that time. Landlord shall only be liable for costs where the notices were timely given and only for reasonable and necessary expenses above the $10,000 per occurrence for parking lot, roof, and structure.

            d. Tenant shall provide telephone service, comprehensive general liability insurance, workman's compensation insurance (or its equivalent), and security services and insurance on Tenant's property, all at Tenant's sole cost.

            e. At Landlord's option, Landlord (if it is providing services at Tenant's expense) may delegate the responsibility of providing services under this Lease to one or more rental managers or, with Tenant's prior consent, to Tenant.

      5. OPTION TO RENEW. Tenant shall have the option to renew and extend this Lease for one (1) additional term of one (1) year, as long as Tenant is not in default of the lease beyond any applicable cure periods.

            a. Tenant is given the option to extend the term on all the provisions contained in this Lease, including Annual Base Rent, for a one-
      (1) year period ("First Extended Term") by giving written notice of exercise of the option ("First Option Notice") to Landlord at least six
      (6) months but not more than one (1) year before the expiration of the initial term.

            b. Tenant, if it exercises the option in a. above and is not in default beyond any applicable cure periods, is given the option to extend the terms for a two- (2) year period (the "Second Extended Term") by giving written notice of exercise of the option (the "Second Option Notice") to Landlord at least six (6) months prior to the end of the first extended term but not more than one (1) year prior to the end of the first extended term. If Tenant exercises this option, the following shall be applicable:

                  (1) The Annual Base Rent shall be the greater of (a) $236,500 per year, payable in advance monthly or (b) an amount determined by the Consumer Price Index. The index used shall be the Consumer Price Index for Savannah, Georgia, if available, or the area selected by Landlord near Savannah, Georgia. The amount shall be the Annual Base Rent multiplied by a fraction, the denominator (top) of which is the Consumer Price Index for the month which is six (6) months prior to the beginning of the second extended term and the numerator (bottom) of which is the same Consumer Price Index for the month which is six (6) months prior to the date of the initial term of this Lease.

                  (2) If Tenant exercises this second extended term, the figure of $10,000 found in Sections 3.a.(1)(e), 3.a.(3)(d), 4.a., and 4.c.
            shall be changed to $150,000.

            c. Tenant shall have no other right to extend the term beyond that provided above.

      6. GENERAL AGREEMENT BETWEEN LANDLORD AND TENANT:

            a. For and in consideration of leasing of the Premises aforesaid, Tenant does covenant and agree as follows:

                  (1) to pay the rent for the Premises hereinabove provided
            promptly when due and payable;

                  (2) to pay directly to the provider all charges for telephone services and utilities to the Premises promptly when due and payable;

                  (3) except as specifically permitted herein, to order no
            improvements or repairs and, at the expiration of this Lease, to surrender and deliver up the Premises in at least as good order and condition as when the same were entered upon, ordinary wear and tear excepted;

                  (4) to use the Premises for warehousing, distribution, office, and related business purposes and for no other purposes unless approved in advance by Landlord in writing, which approval will not be unreasonably withheld; to use the Premises for no purposes prohibited by the ordinances of the city or county in which the Premises are located or by the laws, rules, regulations, and codes of the United States or the State of Georgia, now in force or hereafter enacted; and for no unlawful purpose whatsoever; Tenant agrees not to request approval for any manufacturing activity or any activities involving storage of Hazardous Substances;

                  (5) to neither permit nor suffer any disorderly conduct, odor, noise, dust, or nuisance about the Premises having a tendency to unreasonably annoy or unreasonably disturb any persons occupying nearby properties;

                  (6) to commit no waste on the Premises;

                  (7) to not allow or permit heavy trucks on asphalt;

                  (8) to fully comply with all federal, state and local codes, statutes, laws, and ordinances ("Law"). Tenant shall be responsible to make and pay for any and all repairs and alterations to the components of the Premises (subject to the terms and provisions of this Lease) and to any appurtenances situated upon the Premises that may be required of the Landlord or Tenant as a result of any Law in effect at the time of execution of this Lease or which may be enacted during the term of this Lease.

                  (9) to neither permit nor suffer the Premises, or the walls, floors, doors, windows, roof, or ceiling thereof, to be endangered by overloading;

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                  (10) to permit Landlord to place a For Rent sign upon the
            Premises at any time one hundred eighty (180) days before the expiration of the term or any extended term of this Lease; and

                  (11) to surrender and deliver up the possession of the
            Premises promptly at the expiration of this Lease or in case of termination of this Lease on account of a breach of any one or more of the covenants or agreements hereof.

            b. For and in consideration of this Lease, Tenant does covenant and agree to pay all Operating Expenses and Taxes, including (without limitation) assessments for water and sewer charges levied against such Premises and all charges for heating, cooling, gas, power, light, telephone, and all other services and utilities applied to the Premises:

                  (1) to keep and maintain all exterior and interior
            improvements upon the Premises (including lighting, landscaping, and blacktop or its equivalent) clean and neat in appearance and in good order and repair and to repair and maintain the same as the need arises;

                  (2) to furnish building standard heating and ventilating and air conditioning for the office space as appropriate for the season;

                  (3) to furnish janitorial service for the Building.

      7. FAILURE OF LANDLORD TO MAINTAIN PREMISES. If Landlord refuses or neglects to pay an amount required under Section 3.a. and under Section 4.c. (which is only to pay for the reasonable costs for parking lot, roof, and structure repair costs above $10,000 per occurrence and any other matters that Landlord elects to do) and if Tenant has paid all amounts due hereunder and performed hereunder and complied with Section 4.c., Tenant may deduct the amount owed by Landlord from rent, with applicable interest. This shall be Tenant's sole remedy, notwithstanding any other provision herein.

      8. ALTERATIONS AND ADDITIONS.

            a. Tenant shall not make or allow to be made any alterations, additions, or improvements to or of the Premises or any part thereof without the prior written consent of Landlord, which shall not be unreasonably withheld. Any alterations, additions, or improvements to or of the Premises (but excepting furniture and equipment) and fixtures shall become a part of the realty and belong to Landlord and shall be surrendered with the Premises at the expiration of this Lease, at Landlord's option. No consent shall be needed for any non-structural alterations, additions, or improvements to the Premises which (i) cannot reasonably be expected to decrease the value of the Premises and (ii) the cost of which does not exceed $40,000.

            b. In the event Landlord consents to the making of any alterations, additions, or improvements to the Premises by Tenant, the same may be made by Tenant at Tenant's sole cost and expense in accordance with all applicable codes, ordinances, and other governmental regulations or, by mutual agreement, by Landlord at Tenant's sole cost.

      9. LIENS. Tenant shall keep the Premises free of mechanics', materialmen's, judgment, tax, and all other liens and encumbrances, including but not limited to those arising out of any construction or other work done for, or debts incurred by, Tenant. Not less than twenty-one (21) days prior to the commencement of any construction, alteration, or addition to the Premises, Tenant shall notify Landlord in writing of its intention to commence the same and provide written evidence of its

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ability to pay for the work; and Landlord shall have the right to post and maintain on the Premises such notices of non-responsibility as may be allowed under applicable law.

      10. INSURANCE.

            a. Tenant agrees to provide comprehensive general liability insurance with combined single limits of not less than $2,000,000 per occurrence, written with a company authorized to do business in the State of Georgia and having a Best's Rating of at least A or its equivalent, and shall name Landlord, Landlord's mortgagees, or their assigns under said insurance policy as additional named insureds. The limit of said insurance shall not, however, limit any liability of Tenant here under. Tenant shall furnish to Landlord a certificate of insurance indicating that said policy is in full force and effect, that the premium is fully paid, that Landlord and Landlord's mortgagees have been named as additional insureds, and that said policy will not be canceled unless at least thirty (30) days' prior written notice of the proposed cancellation has been given to Landlord and Landlord's mortgagees.

            b. Landlord shall obtain and provide fire and extended coverage and property damage insurance in an amount equal to the fair market value of the Premises, written with a company authorized to do business in the State of Georgia and having a Best's Rating of at least A minus or its equivalent, and may, at Landlord's option, name Tenant under said insurance policy as an additional insured. Upon at least ten (10) days' prior written request, Landlord shall furnish Tenant a certificate of insurance indicating that said policy is in full force and effect, that the premium is fully paid, and that said policy will not be canceled unless at least thirty (30) days' prior written notice of the proposed cancellation has been given to Tenant. Said policy may contain rental interruption insurance, at Landlord's option. Tenant shall reimburse Landlord for the full and complete cost of said policy or, at Landlord's option, shall pay the bill for said policy within ten (10) days of presentment.

            c. Tenant shall purchase workmen's compensation insurance (or its equivalent) in compliance with all state, federal, and other governmental laws, rules, and regulations.

            d. Tenant shall fully insure any and all personal properly and trade fixtures owned by Tenant on the Premises.

            e. All insurance of Tenant under this Lease shall be written with an insurance company licensed to do business within the State of Georgia, with ratings of A and above, and not disapproved by Landlord (which disapproval shall not be unreasonable), with such policies to be non-assessable and fully paid and with thirty (30) days' prior notice to Landlord before cancellation.

            f. Notwithstanding anything herein to the contrary, Tenant shall maintain at least the amounts and coverages which are customarily maintained, including umbrella coverage. If it is customary to have more insurance or higher limits, Landlord may require Tenant to obtain such additional insurance.

            g. Upon request, Tenant will provide evidence of insurance. If Tenant fails to secure any policy, Landlord, at its option, may secure the policy, at Tenant's expense.

            h. Tenant shall cause Landlord and Richard Meyer III to be named insureds or additional insureds, as their interests may appear, under any policy which Tenant obtains.

      11. WAIVER OF SUBROGATION. Landlord and Tenant agree to request in any policy providing fire and extended coverage insurance and any other property damage insurance as required hereunder a waiver of any right of subrogation any such insurer of either party may acquire or claim against the other party by reason of the payment of any loss under such insurance with respect to damage to the Premises.

      12. HOLD HARMLESS. Tenant agrees to and shall indemnify and hold harmless (including reasonable attorney's fees) Landlord against and from any and all claims arising from any negligent act or omission of Tenant and its officers, agents, and employees or arising out of the Premises or for a breach hereunder.

      13. REPLACEMENT OF BUILDING.

            a. In the event of a casualty to the Premises, a portion thereof, or any portion of the Building which causes the Building to become untenantable or prevents Tenant from using the Premises and the Building for their intended purpose on account of damage by fire, act of God, or other casualty, Landlord shall be given the option, in Landlord's sole discretion, to correct the deficiency or condition which shall render the Premises untenantable or to terminate this Lease.

            b. Tenant shall immediately notify Landlord of any damage to the building. Within twenty (20) days after receipt of written notice from Tenant describing the damage to the Premises, Landlord shall notify Tenant in writing as to whether or not it elects to repair the same. If in the reasonable opinion of Landlord it is not feasible to repair or rebuild the same, Landlord may terminate this Lease. In the event Landlord elects to repair said Premises, Landlord shall have one hundred twenty (120) days from the date of its notice to Tenant to effect such repairs; and Landlord shall diligently pursue the repair or replacement of the Building and the Premises and shall use commercially reasonable efforts to cause the repair or restoration to be completed and to restore the Building and Premises to at least the condition existing on the date immediately preceding the date the damage occurred. Landlord will not be liable or responsible if the repairs take longer.

            c. During the period from the date of Landlord's receipt of notice from Tenant of damage to the Premises until the Premises are restored to their prior condition and possession thereof given to Tenant, the rent shall abate, but only to the extent loss of rents insurance is paid to Landlord. Insurance against loss of rents shall be carried on the Premises at the cost and expense of Tenant. In the event of a scheduled rent loss on said policy, the appropriate proceeds as a result of the same shall be paid to Landlord and shall be credited against rent due from Tenant on a monthly basis for the time the Premises are not tenantable. In the event said repairs have not been completed within the period above specified, Tenant, at its option (if the damage was not the result of Tenant's negligence or the wilful act of Tenant and/or its agents, employees, and subcontractors), which must be exercised in writing within ten (10) days from the expiration of the time period specified and prior to completion of construction, may terminate this Lease. If either Landlord or Tenant terminates this Lease as provided in this section, any monies due and owing to Landlord shall be paid by Tenant to the date of the casualty or the date Tenant vacates the Premises, whichever is later; and all future obligations on the part of both parties hereto shall cease and Landlord shall incur no further obligations to Tenant whatsoever from and after such termination of this Lease.

            d. Notwithstanding anything to the contrary contained in this section, Landlord, at its option, shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damage resulting from any casualty occurs during the last twelve (12) months of the term of this Lease or any extension thereof.

            e. The parties hereto waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

            f. Notwithstanding anything to the contrary contained in this section, Tenant, as long as Tenant is not in default, may, in the event Landlord elects to terminate the Lease pursuant to this section, at its option, within twenty (20) days of termination, elect to purchase the Premises in accordance with Section 34 of this Lease. In such event, all proceeds or payments from any Insurance required to be carried under the terms of this Lease shall be paid to Tenant at closing, other than rental interruption insurance.

      14. CONDEMNATION OF PREMISES.

            a. If the entire Premises, at any time during the term of this Lease or any extension thereof, shall be taken by the exercise of a power of eminent domain, this Lease shall then terminate as of the date of title vesting in such proceeding, all rentals shall be paid up to that date, and Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired term of this Lease.

            b. In the event of a taking of more than twenty-five (25%) percent of the Building or the Premises which renders the Premises or Building unfit for the normal and proper conduct of the business of Tenant, Tenant shall have the right to cancel and terminate this Lease effective upon the actual taking. Tenant must exercise such option to terminate no later than thirty (30) days after such partial taking. All rentals shall be paid up to that date, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired term of this Lease. If this Lease shall not be canceled as above provided, it shall continue in effect; and the rental after such partial taking shall be that part of the rental herein agreed to be paid which the value of the untaken part of the Premises, immediately after the taking, bears to the value of the entire Premises immediately before the taking. If Tenant's continued use of the Premises requires alterations and repairs by reason of a partial taking, Landlord may elect to terminate this Lease within thirty (30) days after the actual taking or, subject to Tenant's right of termination above provided, may elect to continue this Lease, in which event Landlord shall make all necessary alterations and repairs at its expense which are required because of such partial taking. Until such alterations and repairs are completed, an equitable abatement of rent shall be made to Tenant for any portion of the Premises unfit for occupancy and use in the conduct of Tenant's business or inaccessible for the period during which same is unfit for such occupancy and use or inaccessible.

            c. In the event of any condemnation or taking as aforesaid, whether whole or partial, Tenant shall not be entitled to any part of the award paid for such condemnation, Tenant hereby expressly waiving any right or claim to any part thereof. Although all such damages awarded in the event of any condemnation are to belong to Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements, and equipment.

            d. Notwithstanding anything to the contrary contained in this section, Tenant may, in the event any full taking contemplated by this section occurs, at its option, elect to purchase the Premises in accordance with Section 34 of this Lease; and Tenant shall be entitled to the whole of any award paid for such condemnation or taking up to the amount of the purchase price.

      15. ENTRY BY LANDLORD. Subject to Tenant's security and safety requirements, Landlord reserves, and shall have, the right to enter the Premises to inspect or to exhibit the Premises to prospective lenders, purchasers, or tenants; to post notices of non-responsibility; to post signs; to make repairs to the Premises or the Building that Landlord may reasonably deem necessary, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrances to the Premises, including all loading docks, shall not be unreasonably blocked thereby and further providing that the business of Tenant shall not be unreasonably impeded or disrupted. In the event of an emergency, Landlord shall have the right to use any and all reasonable means which Landlord may deem proper to open doors or gates in order to obtain entry to the Premises or the Building without liability to Tenant.

      16. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, transfer, mortgage, pledge, hypothecate, or encumber this Lease or any interest therein and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereof, or allow any person (excepting the employees, agents, servants, licensees, and invitees of Tenant) to occupy or use the Premises or any portion thereof, or change the use of the Premises without the prior written consent of the Landlord, which consent will not be unreasonably withheld. A consent to one assignment, subletting, occupation, or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation, or use by another person. Consent to any such assignment or subletting shall not relieve Tenant of any liability under this Lease. Any such assignment or subletting without Landlord's consent shall be void.

      Notwithstanding the foregoing, Tenant may assign this Lease or enter into a sublease without the consent of Landlord if such assignment or sublease is to a successor entity and part of the sale of all or a substantial portion of the assets or controlling interest in the securities of the Tenant, the sale of the pertinent operational division of the Tenant, merger or other corporate reorganization, or transfer to an affiliated company, provided such assignment or sublease is for the continued use of the Leased Premises for the purpose set forth herein and Tenant shall not be released.

      17. HOLDING OVER. Should Tenant, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the term of this Lease and any renewals and extensions thereof, unless otherwise specifically agreed in writing signed by both parties, such holding over shall constitute and be construed as a tenancy from month to month only, subject to all conditions and obligations required to be performed by the Landlord and Tenant hereunder; provided, however, if Tenant holds over without the express written consent of Landlord, all forms of Rent shall be payable at a monthly rate equal to one and one-quarter times the Rent during the last month of the term of this Lease.

      18. DEFAULT.

             a. DEFAULT OF TENANT AND REMEDIES OF LANDLORD:

                   (1) Tenant shall be in default of this Lease if any of the following events occur:

                   (a) The failure of Tenant to make payment of any rent or
               other sums required to be paid by Tenant under this Lease when and as the same shall become due and payable and such failure continues for five (5) days after Tenant's receipt of notice of such failure ;

                        (b) The failure of Tenant to comply with any of the
                  covenants, agreements, terms or conditions contained in this Lease other than those referred to in the foregoing Section 18.a.(1)(a), provided such default continues for a period of twenty (20) days after written notice thereof from Landlord is received by Tenant; provided further that Tenant's time to cure such default shall be extended for such additional time as shall be reasonably required for the purpose if Tenant shall proceed with due diligence during such twenty- (20) day period to cure such default and is unable by reason of the nature of the work involved to cure the same within said twenty (20) days;

                        (c) If (i) a petition is filed against Tenant seeking a
                  bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal, state, or other statute, law, or regulation and remains undismissed for an aggregate of ninety (90) days; or (ii) any trustee, receiver, or liquidator of Tenant or of all or any substantial part of Tenant's properties or the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment remains unvacated for an aggregate of ninety (90) days; or

                        (d) If Tenant vacates or abandons the Premises for a
                  period of thirty (30) consecutive days during the term hereof without payment of rent.

                  (2) If Tenant is in default as provided in sub-paragraphs
            (1)(a), (b), (c), or (d) above or elsewhere, Landlord shall have the option, without further notice to Tenant or further demand for performance:

                        (a) to (i) institute suit against Tenant to collect each
                  installment of rent or other sum as it becomes due; or (ii) accelerate the rental due for the balance of the term of this Lease and sue for and collect the full amount of such future rentals (discounted to date of judgment, with interest at eight percent (8%)); and (iii) enforce any other obligation of Tenant under this Lease;

                        (b) as a matter of right, to procure the appointment of
                  a receiver by any Court of competent jurisdiction upon application and with notice to Tenant. All rents, issues, and profits, income, and revenue from the Premises shall be applied by such receiver to the payment of the rent, together with any other obligations of Tenant under this Lease; or

                        (c) to re-enter and take possession of the Premises and
                  to remove Tenant and Tenant's agents and employees therefrom, and either:

                              (i) Terminate this Lease and sue Tenant for
                        damages for breach of the obligations of Tenant under this Lease; or

                              (ii) Without terminating this Lease, to relet,
                        assign, or sublet the Premises as the agent and for the account of Tenant in the name of Landlord or otherwise, upon the best terms and conditions Landlord may make with the new tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions as Landlord, in its reasonable discretion, may determine, and to collect the rent therefor; provided Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. In this event, the rents received on any such reletting shall be applied first to the reasonable expenses of reletting, including (without limitation) all repossession costs, reasonable attorneys' fees, and any real estate commission paid, reasonable alteration costs, and reasonable expenses of preparing the Premises for reletting, and thereafter toward payment of the rental and of any other amounts payable by Tenant under this Lease. If the sum realized shall not be sufficient to pay such rent and other charges attributable to Tenant under this Lease, within five (5) days after demand, Tenant will pay to Landlord any such deficiency as it accrues. Landlord may sue Tenant therefor as each deficiency shall arise if Tenant shall fail to pay such deficiency within said time allowed.

                  (3) In the event Landlord elects to re-enter or take
            possession of the Premises, Tenant shall quit and peaceably surrender the Premises to Landlord, and Landlord may enter upon and re-enter the Premises and possess and repossess itself thereof and may dispossess Tenant and remove Tenant and may have, hold, and enjoy the Premises and the right to receive all rental income of and from the same.

                  (4) No such re-entry or taking of possession by Landlord shall be construed as an election on Landlord's part to terminate or surrender this Lease or to prefer one form of action unless a written notice of such intention is served on Tenant.

                  (5) Notwithstanding any other provision, any amounts due from
            Tenant or to Landlord shall bear interest at one and one-half percent (1-1/2%) per month, compounded monthly.

                  (6) If either party shall at any time be adjudged in default hereunder, or if either party incurs any expense in connection with any action or proceeding instituted by either party reasonably necessary to protect, enforce or defend its rights under this Lease, and if the other party shall deem it necessary to engage attorneys to enforce its rights hereunder, then the prevailing party will be reimbursed by the other party for the reasonable expenses incurred thereby, including, but not limited to, courts costs and reasonable attorneys' fees. These fees and costs will be due if and when a final judgment or court order shall be obtained confirming or declaring that such party has committed an event or act of default under this Lease.

            b. DEFAULT OF LANDLORD AND REMEDIES OF TENANT:

                  (1) Landlord shall be in default of this Lease if any of the following events occur:

                        (a) The failure of Landlord to make payment of any sums
                  required to be paid by Landlord under this Lease when and as the same shall become due and payable and such failure continues for twenty (20) days after Landlord's receipt of written notice of such failure.

                        (b) The failure of Landlord to comply with any of the
                  covenants, agreements, terms, or conditions contained in this Lease other than those referred to in the foregoing Section 18.b.(1)(a), provided such default continues for a period of twenty (20) days after written notice thereof from Tenant is received by Landlord; provided further that Landlord's time to cure such default shall be extended for such additional time as shall be reasonably required for the purpose if Landlord shall proceed with due diligence during such twenty- (20) day period to cure such default and is unable by reason of the nature of the work involved to cure the same within said twenty (20) days.

                  (2) If Landlord is in material default after notice and right to cure as provided above, Tenant, at its election and after further written notice and if no cure is effected within ten (10) days thereafter, may terminate this Lease but waives the right to recover from Landlord damages, costs, and expenses, including reasonable attorneys' fees and court costs, arising from or caused by Landlord's default; or, Tenant may continue this Lease without termination and nonetheless recover from Landlord all such damages, costs, and expenses, including reasonable attorneys' fees and court costs, incurred as a result of such default (but not to exceed an amount equal to twelve (12) months' rent).

                  (3) Any amounts due from Landlord or to Tenant shall bear
            interest at one and one-half percent (1-1/2%) per month, compounded monthly.

      c. GENERAL PROVISIONS UPON DEFAULT:

                  (1) The enumeration of the foregoing remedies of Landlord does not exclude any other remedy of Landlord, but all remedies of Landlord are cumulative and shall be in addition to every other remedy now or hereafter existing at law or in equity.

                  (2) No failure by either party to insist upon the strict
            performance of any covenant, agreement, term, or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term, or condition. No covenant, agreement, term, or condition of this Lease to be performed or complied with by either party, and no breach thereof, shall be waived, altered, modified, or terminated except by written instrument executed by either party. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term, and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

                  (3) No restriction, condition, or other form of limitation on or accompanying any check or other form of payment to Landlord shall limit (i) Landlord's right to insist upon the strict performance of every covenant, agreement, term, and condition of this Lease or (ii) Landlord's right to exercise every right and remedy consequent upon a breach hereof. Tenant agrees that Landlord may strike and disregard any such restriction, condition, or other form of limitation and retain such payment without being deemed to have agreed, explicitly or implicitly, to such restriction, condition, or other form of limitation and without being deemed to have been unjustly enriched, provided the amount of cash or its equivalent actually received by Landlord is applied toward any amounts payable by Tenant under this Lease.

                  (4) No restriction, condition, or other form of limitation on or accompanying any check or other form of payment to Tenant shall limit (i) Tenant's right to insist upon the strict performance of every covenant, agreement, term, and condition of this Lease or (ii) Tenant's right to exercise every right and remedy consequent upon a breach hereof. Landlord agrees that Tenant may strike and disregard any such restriction, condition, or other form of limitation and retain such payment without being deemed to have agreed, explicitly or implicitly, to such restriction, condition, or other form of limitation and without being deemed to have been unjustly enriched, provided the amount of cash or its equivalent actually received by Tenant is applied toward any amounts payable by Landlord under this Lease.

      19. QUIET ENJOYMENT. Landlord represents and warrants that it has granted no mortgage on the Premises and that Landlord is the owner of the Premises and Building, free and clear of all liens and encumbrances, to the best of its knowledge, and subject to all other matters of record, including those set forth on Exhibit D. Landlord makes no other warranties, express or implied. Landlord covenants that if, and so long as, Tenant pays all forms of Rent herein provided and performs the covenants hereof, Landlord shall do nothing to affect Tenant's right to peaceably and quietly have, hold, and enjoy the Premises for the term herein mentioned, subject to the provisions of this Lease. Tenant accepts the Premises in its existing condition, after thorough inspection, subject to all zoning ordinances and regulations pertaining to the Premises, without responsibility or warranty by Lessor; and further Tenant accepts the Premises subject to easements, rights-of-way, restrictive covenants, and reservations of record. The Premises have been inspected thoroughly by Tenant and Tenant's independent inspectors prior to executing this Lease, and the Premises have been found by Tenant to be satisfactory for Tenant's intended use. Tenant agrees to accept the Premises in its as-is condition and rely on its own investigation.

      20. AS-IS. Tenant hereby acknowledges, certifies, warrants, represents, and agrees, in connection with the lease of the Premises, that it has thoroughly examined and studied the Premises and all aspects thereof and has performed examinations and investigations of the Premises, including, specifically but without limitation, examinations and investigations for the presence of hazardous substances, materials, or wastes (as those terms may be defined by applicable federal or state law, rule, or regulation) on the Premises. Tenant warrants, represents, and agrees that it is sophisticated and knowledgeable and that it has relied solely upon its own investigation. Notwithstanding anything to the contrary herein, it is expressly understood and agreed that Tenant leases (and if it buys, buys) the Premises "as-is" and "where-is" and with all faults and problems. Except for the specific representations and warranties of Landlord specifically set forth herein and in writing in this Lease Agreement, if any, Landlord is making no representations or warranties, whether express or implied or by operation of law or otherwise, with respect to the Premises or the quality, physical condition, or value of the Premises, the income from or expenses of the Premises, or the compliance of the Premises with applicable building or fire codes or any local, state, or federal laws or regulations. Without limiting the foregoing, it is understood and agreed that Landlord makes no warranty of habitability, suitability, merchantability, or fitness for a particular purpose. Tenant agrees that Landlord is not liable or bound by any guarantees, promises, statements, representations, or information pertaining to the Premises made or furnished by Landlord or by any real estate agent, broker, employee, servant, or other person representing or purporting to represent Landlord except as and to the extent as specifically set forth in this Lease Agreement. Tenant hereby releases and discharges Landlord and all Landlord's members, managers, and agents for any claims, including but not limited to those based upon warranty or implied warranty. Tenant further acknowledges and agrees that the compensation to be paid to Landlord is being given subject to the foregoing disclaimers. This Lease Agreement supersedes and replaces all prior agreements, warranties, and representations. Tenant also agrees to indemnify and hold Landlord and all its members, managers, and agents harmless, including reasonable attorney's fees and costs, in connection with any claims made or asserted by Tenant or its successors or assigns inconsistent with this paragraph.

      21. ESTOPPEL CERTIFICATE.

            a. Tenant shall, without charge, at any time and from time to time hereafter, within twenty (20) days after receipt of a request therefor from Landlord, certify by written instrument duly executed and acknowledged to any mortgagee or prospective mortgagee of the Premises or to any purchaser or prospective purchaser of the Premises as to (i) the validity and force and effect of this Lease, in accordance with its tenor, as then constituted; (ii) the fact that this Lease is unmodified or, if there has been any modification thereof, as to the nature of the modification or modifications and the validity and force and effect of such modification; (iii) the existence of any default on the part of any party hereunder, as to the existence of any offsets, counterclaims, or defenses thereto; and (iv) any other matters which may be reasonably requested by Landlord. Any statement delivered pursuant to this section may be relied upon by any mortgagee or prospective mortgagee of the Premises or the fee interest herein or by any purchaser or prospective purchaser of the fee interest herein.

            b. Landlord shall, without charge, at any time and from time to time hereafter, within twenty (20) days after receipt of a request therefor from Tenant, certify by written instrument duly executed and acknowledged to any mortgagee or prospective mortgagee of the Premises or to any purchaser or prospective purchaser as to (i) the validity and force and effect of this Lease, in accordance with its tenor, as then constituted;
      (ii) the fact that this Lease is unmodified or, if there has been any modification thereof, as to the nature of the modification or modifications and the validity and force and effect of such modification;
      (iii) the existence of any default on the part of any party hereunder, as to the existence of any offsets, counterclaims, or defenses thereto; and
      (iv) any other matters which may be reasonably requested by Tenant. Any statement delivered pursuant to this section may be relied upon by any mortgagee or prospective mortgagee of the Premises or the fee interest herein or by any purchaser or prospective purchaser.

      22. SUBORDINATION. Tenant agrees that this Lease is and shall be, at all times, subject and subordinate to the lien of any mortgage, deed of trust, financing statement, or other security instrument (collectively "Mortgage") which Landlord or its assigns shall make covering the Premises and to any and all advances to be made thereunder and to the interest granted thereby; provided, however, regardless of any default under any Mortgage or any possession or sale of the Premises under such Mortgage, Tenant shall not be relieved of its obligations under this Lease; and so long as Tenant performs all covenants and conditions of this Lease and continues to pay rent to whomever may be lawfully entitled to same, this Lease and Tenant's possession thereunder shall not be disturbed by the holder of the Mortgage or anyone claiming under or through them. Tenant agrees to execute any and all instruments in writing which may be required by Landlord to subordinate Tenant's right to the lien of such Mortgage, subject to the terms of this section.

      23. NOTICES. All notices, demands, requests, information, correspondence, or other documents or instruments required in this Lease to be given by Tenant to Landlord or Landlord to Tenant shall be in writing, hand delivered or sent by prepaid certified or registered mail of the United States at the address listed below or such other place as the parties may designate from time to time by written notice.

                         Landlord: Meyer Warehouse LLC
                                   c/o Richard Meyer III
                                   211 East York Street
                                   Savannah, Georgia 31401

            Copy to: Phillip C. Gans, Esq.
                     Phillip C. Gans, P.C.
                     2600 Colorado State Bank Building
                     1600 Broadway
                     Denver, Colorado 80202-4989

            and to: Attorney Dolly Chisholm
                    Inglesby, Falligant, Horn, Courington & Chisholm, P.C. 17 West McDonough Street
                    Savannah, Georgia 31401-3949

            Tenant: Citi Trends, Inc.
                    ATTN: REAL ESTATE DEPARTMENT
                    102 Fahm Street
                    Savannah, Georgia 31401

            Copy to:

      24. AUTHORITY OF PARTIES. Each individual executing this Lease on behalf of its principal represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said party.

      25. LEASING COMMISSIONS OR BROKERAGE FEES. Landlord and Tenant warrant and represent to one another that they have not engaged any real estate broker or agent in connection with this Lease or its negotiation other than Clifford H. Dales and John Neely of Neely/Dales, LLC and that all Leasing Commissions or Brokerage Fees payable to Nelly/Dales, LLC will be paid by Landlord pursuant to the written agreement dated February 9, 2004 (the "Exclusive Right to Lease"). Neeley/Dales, LLC represents the Landlord.

      26. LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder may cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's agent within five (5) days after such amount shall be due, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. Notwithstanding the foregoing, the late fee shall not be charged for the first late payment in any Lease term period as long as such payment is made within fifteen (15) days after written notice) but shall be charged for all late payments thereafter.

      27. INTEREST ON PAST-DUE OBLIGATIONS. Notwithstanding any other provision, any amount due to Landlord or Tenant not paid when due shall bear interest at the lower of the rate of one and one-half percent (1-1/2%) per month, compounded monthly, or the highest rate allowed under Georgia law from the date due. Payment of such interest shall not excuse or cure any default by

Tenant under this Lease; provided, however, interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

      28. RULES AND REGULATIONS. Tenant agrees that it will abide by, keep, and observe all reasonable rules and regulations which are attached hereto and incorporated herein by reference as Exhibit C for the management, safety, care, and cleanliness of the Building and grounds; the parking of vehicles; and the preservation of good order therein. Any violations of such rules and regulations shall be deemed a material breach of this Lease by Tenant.

      29. SECURITY MEASURES. Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures and that Landlord shall have no obligation whatsoever to provide the same. Tenant assumes all responsibility for the protection of Tenant and its agents and invitees from acts of third parties.

      30. TENANT'S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES.

            a. HAZARDOUS SUBSTANCES. The term "Hazardous Substances," as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products (not to include propane or natural gas), and substances declared to be hazardous or toxic under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USC Section 9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 USC Section 6901, et seq.; any state or local laws and any regulations adopted under those acts; or any law or regulation now or hereafter enacted or promulgated by any governmental authority.

            b. TENANT'S RESTRICTIONS. Tenant shall not cause or permit to occur:

                  (1) Any violation of any federal, state, or local law,
            ordinance, or regulation, now or hereafter enacted, related to environmental conditions on, under, or about the Premises or arising from Tenant's use or occupancy of the Premises, including but not limited to air, soil, and ground water conditions; or

                  (2) The use, generation, release, manufacture, refining,
            production, processing, storage, or disposal of any Hazardous Substance in excess of legal limits on, under, or about the Premises or the transportation to or from the Premises of any Hazardous Substance, except the use and storage of petroleum and petroleum products.

            c. ENVIRONMENTAL CLEAN-UP.

                  (1) Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws").

                  (2) Tenant shall, at Tenant's own expense, make all
            submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws.

                  (3) Should any Authority or any third party demand that a
            clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such clean-up plans.

                  (4) Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this section within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant's use thereof, and for compliance therewith; and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this section.

                  (5) Landlord's and Tenant's obligations and liabilities under this section shall survive the expiration of this Lease.

            d. TENANT'S INDEMNITY.

                  (1) Tenant shall indemnify, defend, and hold harmless
            Landlord, any manager of the property, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from any and all fines, suits, proceedings, claims, and actions of every kind and all costs associated therewith (including, without limitation, attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

                  (2) Tenant's obligations and liabilities under this section shall survive the expiration or termination of this Lease.

      31. EASEMENTS AND COVENANTS. The Premises are subject to easements and covenants of record, including but not limited to those contained in the instruments described on the attached Exhibit D. Tenant shall not violate said easements and covenants or take any action, or fail to take any action, that causes or results in a violation of said easements and covenants.

      32. LANDLORD'S LIABILITY. The term "Landlord" as used herein shall mean only the owner or owners, at the time in question, of the fee title of the Premises; and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed; provided, however, any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

      33. FAIR DEALING; CONSENTS; ASSIGNMENT. In connection with the performance of their respective obligations under this Lease, Landlord and Tenant shall act in good faith and in a commercially reasonable manner.

      34. PURCHASE OPTION. In consideration of this Lease, Tenant shall have the option (the "Purchase Option") to purchase the Premises described on Exhibit A attached hereto (collectively the "Demised Premises") for the sum of Two Million Six Hundred Thousand Dollars ($2,600,000), payable in good funds (with no credit for any rental amounts). Notwithstanding the foregoing, the option price of $2,600,000 shall be increased by any amounts Landlord has had to pay or has paid for maintenance or repairs under this Lease or otherwise from the time of Lease signing (the "Price"). Tenant's rights to exercise this option after notice of exercise shall cease if Tenant materially breaches this Lease. As long as Tenant is not in default hereunder beyond any applicable cure periods and as long as this Lease is in effect, such Purchase Option may be exercised in writing by Tenant (the "Optionee"). This Purchase Option may be exercised at any time up to ninety (90) days prior to the expiration of any terms or extensions (the "Option Date"). It cannot be exercised after ninety (90) days prior to Lease expiration. If the Purchase Option is exercised, Landlord shall convey by special warranty deed, subject to all matters of record, Landlord's interest in the real estate, to the extent owned by Landlord; and it shall be a condition of the sale that title to the real estate shall, except as provided herein below, be free from all tenancies (except Tenant) and occupants (except Tenant). The sale shall occur within one hundred twenty (120) days of the Option Date. In the exercise of such option, all monies shall be placed with a title company, as escrowee, of Optionee's designation; and the settlement of the purchase price and the conveyance to Optionee shall take place in escrow. At closing, Tenant will secure and pay for its own owner's policy, issued by a title insurance company licensed in the State of Georgia in its usual form, brought down to the date of closing, insuring Optionee against loss or damage to the extent of the purchase price by reason of defects in or liens upon Landlord's title. Taxes, utilities, rents, and other current expenses shall be paid by Tenant. Tenant shall pay all the costs of the transaction, including but not limited to the cost of the policy, recording fees, escrow fees, documentary transfer taxes, and sales and use taxes. The Demised Premises will be sold in its as-is condition, without any representation or warranty of Landlord. Seller will be responsible for paying a commission of $100,000 to Neely/Dales, LLC, payable only if the transaction closes. Time is of the essence.

      Notwithstanding the foregoing, if Tenant purchases the Property pursuant to this clause at any time after the first extended term, the Price shall increase by the greater of (a) ten percent (10%) or (b) an amount based upon the Consumer Price Index. The index used shall be the Consumer Price Index for Savannah, Georgia, if available, or the area selected by Landlord near Savannah, Georgia. The amount shall be the Annual Base Rent multiplied by a fraction, the denominator (top) of which is the Consumer Price Index for the month which is six (6) months prior to closing and the numerator (bottom) of which is the same Consumer Price Index for the month which is six (6) months prior to the date of the initial term of this Lease. The real estate commission shall not change.

      35. GENERAL PROVISIONS.

            a. LEGAL COSTS AND EXPENSES. Landlord shall recover from Tenant all costs and expenses, including reasonable attorneys' fees, in any court action brought to recover any rent or other sums due and unpaid under the terms hereof, or for the breach of any of the terms and conditions herein contained, or to recover possession of the Premises, whether or not such court action shall proceed to judgment if Landlord is the prevailing party.

            b. SEVERABILITY OF PROVISIONS. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby; and it is also the intention of the parties to this Lease that if any clause or provision is illegal, invalid, or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

            c. RIGHT-OF-WAY. Landlord reserves the right, with Tenant's prior written approval and consent, which approval and consent will not be unreasonably or untimely withheld, to grant or devise rights-of-way, easements, and rights of passage solely for utility and over, on, under, and to the Premises; provided, however, such grant shall not unreasonably interfere with Tenant's use and occupancy of the Premises. Tenant shall be given reasonable advance written notice prior to the start of any construction work in connection with such grant.

            d. ANIMALS. Tenant shall not be permitted to keep any animals in or about the Premises.

            e. AUCTIONS. Tenant shall not conduct or permit to be conducted any sale by auction in, upon, or from the Premises, whether said auction be voluntary or involuntary pursuant to any assignment for the benefit of credits or pursuant to any bankruptcy or insolvency proceedings.

            f. DEFINITION OF TERMS. Whenever the words "Landlord" and "Tenant" are used in this Lease, they are applied to persons, both men and women, companies, partnerships, and corporations; and in reading this Lease, the necessary grammatical changes of words required to make the provisions hereof mean and apply as aforesaid shall be made in the same manner as if written into this Lease.

            g. MARGINAL HEADINGS. The marginal headings and section titles to the sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

            h. PRIOR AGREEMENT AND AMENDMENTS. This Lease and a side letter dated September 29, 2004, contain all the agreements, warranties, and representations of the parties hereto with respect to any matter covered or mentioned in this Lease; and no prior agreements or understandings pertaining to any such matters shall be effective for any purpose. No warranties or representations of Landlord, verbal or in writing, not contained in an agreement shall be binding upon Landlord unless contained herein or in certain related agreements in writing. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

            i. SUCCESSORS AND ASSIGNS. The obligations and rights under this Lease shall be binding upon and inure to the benefit of the heirs, administrators, executors, personal representatives, successors, and permitted assigns of the parties. Any assignment or subletting by Tenant in violation of the terms of this Lease shall not vest any rights whatsoever in the assignee or subtenant but will be a breach of this Lease.

            j. TIME. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

            k. SHORT FORM LEASE. The parties agree, at the request of either of them, to execute a Short Form Lease for recording, containing the names of the parties, the legal description of the Premises, and the term of the Lease and the cost of recording will be paid by the party requesting such recording. Landlord and Tenant agree to execute any releases requested by the other upon termination.

            l. LAW GOVERNING. This Lease shall be construed and enforced in accordance with the laws of the State of Georgia. The parties hereto mutually consent to waive any right to a trial by jury.

            m. EXPERIENCE. Tenant acknowledges that it is experienced in real estate matters; has had the opportunity to be represented by competent counsel, familiar with leasing transactions, in the negotiation, preparation, and review of this Lease; and that it has reviewed this Lease in its entirety before executing it. Landlord has recommended to Tenant to secure legal representation. This document has been prepared by Landlord's counsel but shall not be interpreted against Landlord.

            n. FURTHER INSTRUMENTS. Each party, at the expense of the other party, shall execute, acknowledge, and deliver to the other party such instruments and take such other action, in addition to the instruments and action provided for herein, as the other party may request in order to effectuate the purpose or provisions of this Lease or any transaction contemplated herein or to protect or confirm any right created or transferred hereunder or pursuant to any such transaction.

            o. RETURN OF THE PREMISES. At the end of the term of this Lease of when Tenant departs or upon any Tenant default, Tenant shall return the Premises to Landlord in a clean, well-kept order and in good condition, normal wear and tear excepted and subject to any events of casualty dealt with above.

            p. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Lease.

                       [See signatures on following page]

      IN WITNESS WHEREOF, this Lease is hereby executed the day and year first above written, in three (3) counterparts, each of which shall be deemed an original document.

      LANDLORD:
                                      MEYER WAREHOUSE LLC, a Georgia in
                                      limited liability company:

                                      BY:  /s/ Richard Meyer III
                                           -------------------------------------
                                      Its: MANAGER

      TENANT:
                                      CITI TRENDS, INC., a Delaware corporation:

                                      BY:  /s/ R. Edward Anderson
                                           -------------------------------------
                                      Its: CEO

                                   EXHIBIT A

                               LEGAL DESCRIPTION

TRACT ONE: All that certain tract, parcel of land situate, lying and being in the 8th G.M. District, Chatham County, Georgia, and being known and designated on a plat as Lot 11, Phase 1, S.P.A. Industrial Park Subdivision as prepared by Hussey, Gay & Bell, dated November 1977 and recorded in Subdivision Map Book Q, folio 3, of the Chatham County records. Said lot as a whole being bounded as follows: On the North by Lot 12, said subdivision and phase; on the East by a 60 foot drainage right-of-way; on the South by Artley Road; and on the West by Coleman Boulevard. Express reference is hereby made to the above-mentioned plat for better determining the metes, bounds, and dimensions thereof.

TRACT TWO: All of that certain lot, tract, or parcel of land situate, lying, and being in the 8th G.M. District, County of Chatham, and State of Georgia, being known and designated as Lot Twelve (12), Savannah Port Authority Industrial Park Subdivision, Phase One (1), being a Subdivision of a portion of lands of the Savannah Port Authority, as shown on a map or plat prepared by Hussey, Gay & Bell, Consulting Engineers, for Savannah Port Authority recorded in the Office of the Clerk of the Superior Court of Chatham County, Georgia, in Subdivision Map Book "Q," Page 3. Express reference is hereby made to said Subdivision Map for better determining the metes, bounds, and dimensions of the property herein conveyed.

                                   EXHIBIT B

                                   SITE PLAN

[SITE PLAN FIGURE]

                                    EXHIBIT C

                             RULES AND REGULATIONS

      1. Tenant shall not obstruct or interfere with persons performing services for the Landlord or having business on the Premises and shall not injure or annoy such persons.

      2. Canvassing, soliciting, and peddling on the Premises are prohibited; and Tenant shall cooperate to prevent such activities.

      3. Tenant shall not cook or prepare food commercially or place or use any flammable, combustible, explosive, or hazardous fluid, chemical, device, substance or material (excepting only propane and natural gas) on the Premises without the prior written consent of Landlord. Tenant shall comply with the statutes, ordinances, rules, orders, regulations, and requirements imposed by governmental or quasi-governmental authorities in connection with fire and panic safety and fire prevention.

      4. Tenant shall not move or install personal properly or fixtures on the Premises in such a fashion as to unreasonably increase the risk of injury or cost of insurance; and all such moving shall be at the sole expense, risk, and responsibility of Tenant.

      5. Tenant shall not place within the Building any objects which exceed the floor weight specifications of the Building without the express prior written consent of Landlord. The placement and positioning of all such objects within the Building shall be prescribed by Landlord; and such objects shall, in all cases, be placed upon plates or footings of such size as shall be prescribed by Landlord.

      6. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind on the Premises except in the refuse containers provided therefore. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, stairways, and vestibules on the Premises clean and free from rubbish.

      7. Tenant shall permit no loitering by any persons on the Premises.

      8. Tenant shall not use the washrooms, restrooms, and plumbing fixtures of the Building and appurtenances thereto for any other purpose than the purposes for which they were constructed; and Tenant shall not deposit any sweepings, rubbish, rags, or other improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise.

      9. No signs, awning, showcases, advertising devices, or other projections or obstructions shall be attached to the outside walls of the Building without the express prior written consent of Landlord, which shall not unreasonably be withheld. In the event of the violation without any liability and Tenant shall reimburse Landlord for the expense incurred in such removal upon demand as additional Rent under the Lease.

      10. Tenant shall not obstruct or in anyway impair the efficient operation of the Building's heating, ventilating, air conditioning, electrical, fire, safety, water, sewer, or lighting systems.

      11. Access may be had by Tenant to the Premises at any time of the day or night, seven (7) days a week.

      12. For purposes hereof, the terms "Landlord," "Tenant," "Building," and "Premises" are defined as those terms are defined in the Lease to which these Rules and Regulations are attached. Wherever Tenant is obligated under these Rules and Regulations to do or refrain from doing an act or thing, such obligation shall include the exercise by Tenant of its best efforts to secure compliance with such obligation by the servants, employees, contractors, jobbers, agents, invitees, licensees, guests, and visitors of Tenant.

                                    EXHIBIT D

                            EASEMENTS AND COVENANTS

1.    County ad valorem taxes and assessments for 2004 and subsequent years.

2. Any action by a municipal or governmental agency for the purpose of regulating the use, occupancy or zoning of the Property, or any building or structure thereon.

3. Unrecorded lien rights, mis-indexed documents, and other matters not disclosed by an examination of the public records of Chatham County, Georgia.

4. Easements for public utility services and facilities that serve the Properly or the improvements located thereon or are located along or within the boundaries of the Property.

5. Encroachments, overlaps, boundary line disputes, and any other matters which would be disclosed by an accurate survey and inspection of the premises.

6.    Rights or claims of parties in possession not shown by the public records.

7.    Easements, or claims of easements, not shown by the public records.

8. Any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

9. Taxes or special assessments which are not shown as existing liens by the public records.

10. Such state of facts as shown on subdivision plat recorded in Subdivision Map Book Q, Page 3, Chatham County Records.

11. Easement to Savannah Electric and Power Company dated December 22, 1930, and recorded in Deed Book 27-K, page 10, of aforesaid records.

12. Easement from Savannah Port Authority to Chatham County dated August 20,1976, and recorded in Deed Book 107-H, page 103, Chatham County records.

13. Easement from Savannah Port Authority to Savannah Electric and Power Company dated November 29, 1977, and recorded in Deed Book 109-S, page 534, Chatham County records.

14. Easement from Savannah Port Authority to Savannah Electric and Power Company dated November 23, 1977, and recorded in Deed Book 109-S, page 535, Chatham County records.

15. Declaration of Covenants, Conditions, and Restrictions for Phase I, Savannah Port Authority Industrial Park Subdivision, dated July 24, 1978 and recorded in Deed Book 111-C, page 114, Chatham County records; as amended by that certain Declaration of Amended Covenants, Conditions, and Restrictions for Phase I, Savannah Port Authority Industrial Park Subdivision, dated February 27, 1980, and recorded in Deed Book 114-M, page 295, aforesaid records; as extended by that certain Extension of Declaration of Covenants, Conditions and Restrictions for Phase I, Savannah Port Authority Industrial Park

      Subdivision, dated June 1, 1998, and recorded in Deed Book 193-T, page 272, aforesaid records.

16. Rights of First Refusal of Savannah Port Authority contained in that certain Warranty Deed from Savannah Port Authority dated November 21,1985, and recorded in Deed Book 128- R, page 342, aforesaid records. (Release of Rights recorded on October_______, 2004.)

17. Easement from Frances and Richard Meyer to Savannah Electric and Power Company dated June 26, 1986, and recorded in Deed Book 131-X, page 179, Chatham County records.

                                    EXHIBIT E

                           LANDLORD/MORTGAGEE WAIVER

WHEREAS, CONGRESS FINANCIAL CORPORATION (SOUTHWEST) ("Congress") has, or is about to enter into, certain financing agreements with Citi Trends, Inc. ("Debtor") pursuant to which Congress has been, or may be, granted a security interest in any or all of Debtor's personal property including, but not limited to, inventory, equipment, and signage (hereinafter "Personal Property"), but excluding fixtures; and,

WHEREAS, the Personal Property has or may become located on, wholly or in part, the certain real estate located at 104 Coleman Boulevard, Savannah, Georgia 31408, the legal description of which is (include metes and bounds, lot and block, range and section):

      104 Coleman Boulevard, City of Savannah, County of Chatham, State of Georgia (hereinafter "Premises") and,

WHEREAS, the undersigned has an interest in the Premises as owner, mortgagee or lessor,

NOW, THEREFORE, in consideration of any financial accommodation extended by Congress to Debtor, at any time, and other good and valuable considerations, the undersigned agrees as follows:

      (a) That it waives and relinquishes any landlord's lien, all rights of levy, security interest or other interest the undersigned may now or hereafter have in any of the Personal Property whether for rent or otherwise;

      (b) That the Personal Property may be located on the Premises and is not and shall not be attached or be deemed a fixture or part of the real estate but shall at all times be considered personal property;

      (c) That it disclaims any interest in the Personal Property (but not fixtures) and agrees to assert no claim to the Personal Property while Debtor is indebted to Congress;

      (d) That as long as the Lease on the Premises is in effect and Tenant has occupancy rights, Congress or its representatives may enter upon the Premises to inspect or remove the Personal Property in the event that Debtor has not cured a default beyond any applicable cure period;

      (e) That as long as the Lease on the Premises is in effect and Tenant has occupancy rights, Congress, at its option, may enter the Premises upon Debtor's default for the purpose of repossessing, removing, or selling said Personal Property, and such license shall be irrevocable and shall continue from the date Congress enters the Premises for as long as Congress deems necessary but not to exceed a period of sixty (60) days; provided that Congress timely pays rent at the then current rate stipulated in the lease, which rent shall be pro-rated for the period of such occupancy.

      (f) That the undersigned does hereby consent to the acquisition by Congress, at Congress' option, of the absolute ownership of Debtor's interest in said Lease and does hereby agree that if Congress elects to acquire said leasehold estate, it will thereupon be recognized as the

Lessee under said Lease. If Congress shall become such Lessee, it may sublease or assign said Lease with Landlord's prior written consent, such consent shall not be unreasonably withheld, for the purpose outlined in the use clause of this lease, and the assignment of said Lease shall not release and relieve Congress of any obligations thereunder.

      (g) The undersigned agrees to give notice in writing by certified or registered mail of any default (beyond any applicable cure period) by Debtor of any of the provisions of said Lease or the mortgage upon the premises held by the undersigned, as the case may be, to:

                              CONGRESS FINANCIAL CORPORATION (SOUTHWEST)
                              5001 LBJ Freeway, Suite 1050
                              Dallas, Texas 75244

Upon receipt of said notice, Congress shall thereupon have the right, but not the obligation, to cure said default within ten (10) days thereafter provided timely notice has been given to Congress by the undersigned. Any payment made or act done by Congress to cure any such default shall not constitute an assumption of the Lease or any obligations of Debtor.

This waiver may not be changed or terminated orally and is binding upon the undersigned and their heirs, personal representatives, successors and assigns of the undersigned and inures to the benefit of Congress and the successors and assigns of Congress.

      Dated this 30th day of September 2004.

Witnessed By:                               MEYER WAREHOUSE, LLC
                                                ("LANDLORD")

/s/ Clifford H. [illegible]                 By: /s/ Richard Meyer, III
---------------------------                     --------------------------------
                                                Landlord-Mortgagee (signature)

                                                Richard Meyer, III, Manager
___________________________                     --------------------------------
                                                (printed name)